UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 10, 2012

STANDARD GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN 55402

(Address of principal executive offices) (Zip Code)

(612) 349-5277

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2011, the Registrant closed on a series of transactions whereby it acquired substantially all of the assets of Shea Mining & Milling, LLC, which assets included the assignment of a lease, dated February 28, 2011, (the “Assignment”), to operate an assay lab and toll milling facility, with permits and water rights, located in Amargosa Valley, Nevada. In connection with the Assignment, the Registrant extended the term of the lease until March 31, 2014. The Assignment requires an initial monthly base rent of $17,500 through March 31, 2012, increasing to $20,000 per month in April 2012, and $22,250 in April 2013. The Assignment provides the Registrant with an option to purchase the Amargosa Valley facility for $6,000,000 at any time between April 1, 2012 and March 31, 2013.

On January 6, 2012, the landlord of the Amargosa Valley facility (the “Landlord”) caused to have served a Five Day Notice To Pay Rent Or Quit to the Registrant due to default in lease payments. The Registrant began immediate communications with the Landlord, which resulted in a delay of further actions by the Landlord to pursue any remedies.

On February 9, 2012, the Landlord caused to have served an Order For Summary Eviction (“Eviction”) to the Registrant due to continued default in lease payments. Effective with the Eviction, a total of $70,000 lease payments remain unpaid and $8,500 of late fees required pursuant to the terms of the Assignment.

On February 10, 2012, the Beatty County Sheriff completed the Eviction at the Amargosa Valley facility.

The Registrant continues to communicate with the Landlord and has been informed that the Landlord will offer the opportunity to re-negotiate the Lease provided new tenants have not been established.

Furthermore, the Registrant will continue to move forward with its other opportunities in order to commence on the start up of its new business model of custom toll milling and processing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2012, the Registrant received from Manfred E. Birnbaum a notice of resignation from the Registrants Board of Directors (the “Board”).

Effective with Mr. Birnbaum’s resignation, the Registrant’s Board approved a grant of 100,000 options for his continued service as a consultant. Furthermore, the Board amended his restricted stock unit agreement to allow for an immediate vesting of his 90,000 restricted stock units of the Company’s common stock and further allows for five (5) additional years to exercise his currently issued 700,000 stock options expire.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: February 16, 2012	By:	/s/ Mark D. Dacko
Mark D. Dacko Chief Financial Officer